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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROLLINS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 ROLLINS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2170 Piedmont Road, N.E., Atlanta, Georgia 30324

         TO THE HOLDERS OF THE COMMON STOCK:

        PLEASE TAKE NOTICE that the 2011 Annual Meeting of Stockholders of ROLLINS, INC., a Delaware corporation (the "Company"), will be held at the Company's Corporate office located at 2170 Piedmont Road, N.E., Atlanta, Georgia, on Tuesday, April 26, 2011, at 12:30 P.M. for the following purposes, as more fully described in the proxy statement accompanying this notice:

  1.
  To elect the two Class I nominees identified in the attached Proxy Statement to the Board of Directors;

  2.
  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

  3.
  To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock to 250,500,000 shares;

  4.
  To vote on a nonbinding resolution regarding executive compensation;

  5.
  To vote on the frequency of nonbinding stockholder votes to approve executive compensation;

  6.
  Consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

        The Proxy Statement dated March 16, 2011 is attached.

        The Board of Directors has fixed the close of business on March 4, 2011, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

        The Proxy Statement, and 2010 Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=26197.

BY ORDER OF THE BOARD OF DIRECTORS
Thomas E. Luczynski Secretary

Atlanta, Georgia
March 16, 2011

        Whether or not you expect to attend the annual meeting, please sign, date and return the enclosed proxy card promptly. Alternatively, you may give a proxy by telephone or over the Internet by following the instructions on your proxy card. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

 PROXY STATEMENT

        This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 16, 2011. The following information concerning the proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 26, 2011, is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company's Board of Directors.

        Three-for-two stock split—The Board of Directors, at their meeting on October 26, 2010, authorized a three-for-two stock split to stockholders of record on November 10, 2010, payable on December 10, 2010. All share, per share and market price data herein have been adjusted for this split.

 SOLICITATION OF AND POWER TO REVOKE PROXY

        A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for the election to the Board of Directors, in favor of ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2011, in favor of the proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock to 250,500,000 shares, in favor of the advisory proposal to approve executive compensation and the frequency of such votes to every three years.

        A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder, by timely submitting a later dated proxy changing your vote, or by attending the meeting and voting in person. However, a beneficial stockholder who holds his shares in street name must secure a proxy from his broker before he can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.

Householding and Delivery of Proxy Materials

        The Company has adopted the process called "householding" for the E-Proxy Notice and any proxy materials we choose to mail in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the Proxy Material, unless we receive contrary instructions from any stockholder at that address. The Company will continue to mail a proxy card to each stockholder of record.

        If you prefer to receive multiple copies of the proxy material at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to the Company 2170 Piedmont Rd., NE, Atlanta, GA 30324 or by calling 404-888-2000. Eligible stockholders of record receiving multiple copies of the proxy material can request householding by contacting the Company in the same manner.

 CAPITAL STOCK

        The outstanding capital stock of the Company on March 4, 2011 consisted of 147,602,674 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on March 4, 2011, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

        A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions) are relevant to the outcome. In this case, the nominees receiving the most votes will be elected. The affirmative vote of a majority of a quorum of the Company's outstanding shares of Common Stock present and entitled to vote at the meeting is required to approve the ratification of the appointment of the Company's independent registered public accountants for fiscal year 2011, and to approve the nonbinding shareholder resolutions on executive compensation. Abstentions will have the effect of a vote against the proposals and broker non-votes will have no effect on the proposals for ratification of the appointment of the Company's independent registered public accounting firm and for approval of the advisory proposal on executive compensation. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company is required for approval of the proposal to amend the Certificate of Incorporation. With respect to the proposal to approve the amendment of the Company's Certificate of Incorporation, abstentions and broker non-votes will have the effect of a vote against the proposal. The affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote at the meeting is required on the proposal on whether an advisory vote on executive compensation should be held every one, two or three years, meaning that the option that receives the highest number of favorable votes will be considered to represent the non-binding preference of stockholders for the frequency of future advisory votes on executive compensation. There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 57 percent of the outstanding shares of Common Stock, will be voted for the nominees, for the ratification of the appointment of the Company's independent registered public accounting firm, for the amendment to the Certificate of Incorporation, for the approval, on an advisory basis, of the compensation of the Company's named executive officers, and for a frequency of every three years for future advisory votes on executive compensation.

 STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The names of the executives named in the Summary Compensation Table and the name and address of each stockholder (or "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who owned beneficially over five percent (5%) of the shares of Common Stock of the Company on March 4, 2011, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the executive officers and directors of the Company as a group (according to information received by the Company) are set out below:

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Outstanding Shares
R. Randall Rollins Chairman of the Board 2170 Piedmont Road, N.E. Atlanta, Georgia	76,757,596	(2)	52.0
Gary W. Rollins Chief Executive Officer, President and Chief Operating Officer 2170 Piedmont Road, N.E. Atlanta, Georgia	77,921,947	(3)	52.8
Neuberger Berman Group LLC 605 Third Avenue New York, NY 10158	8,695,120	(4)	5.9
Mario J. Gabelli One Corporate Center Rye, New York 10580	7,390,354	(5)	5.0
Harry J. Cynkus Senior Vice President, Chief Financial Officer and Treasurer 2170 Piedmont Road, N.E. Atlanta, Georgia	1,786,924	(6)	1.2
Glen W. Rollins 3053 Habersham Road Atlanta, Georgia 30305	1,007,787	(7)	0.7
Michael W. Knottek 2170 Piedmont Road, N.E. Atlanta, Georgia	—		—
Thomas E. Luczynski Corporate Secretary 2170 Piedmont Road, N.E. Atlanta, Georgia	98,678	(8)	0.1
All Directors and Executive Officers as a group (14 persons)	84,034,310	(9)	56.9

(1)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)
Includes 74,310 shares of the Company Common Stock held as Trustee, Guardian, or Custodian for his children. Also includes 4,059,510 shares of the Company Common Stock held in three trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Also includes 318,439* shares of the Company held by his wife. Also includes 71,655,558 shares of Company Common Stock owned by RFPS Management Company I, Limited Partnership. The general partner of RFPS is RFA Management Company, LLC, a Georgia limited liability company, managed by LOR, Inc. Mr. R. Randall Rollins is an officer and director of LOR, Inc. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 8,592 shares of Company Common Stock in an individual retirement account and 2,280 shares of Company Stock in the Rollins, Inc. 401(k) Plan. Mr. Rollins is part of a control group holding company securities that includes Mr. Gary Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(3)
Includes 4,059,510 shares of the Company in three trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Also includes 71,655,558 shares of Company Common Stock owned by RFPS Management Company I, Limited Partnership. The general partner of RFPS is RFA Management Company, LLC, a Georgia limited liability company, managed by LOR, Inc. Mr. Gary W. Rollins is an officer and director of LOR, Inc. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 10,604 shares of Company Common Stock in the Company's employee stock purchase plan and 100,227 shares of Company Common Stock held by the Rollins 401(k) Plan. Mr. Rollins is part of a control group holding company securities that includes Mr. R. Randall Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(4)
Based upon information received by the Company, an aggregate of 8,695,120 shares of Company Common Stock are beneficially owned by Neuberger Berman Group, LLC and entities controlled directly or indirectly by Neuberger Berman Group, LLC, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission. Neuberger Berman Group, LLC does not have sole authority or dispose the shares held. Several of these entities share voting and disposition powers with respect to the shares of Company Common Stock held by them.

(5)
Based upon information received by the Company, an aggregate of 7,390,354 shares of Company Common Stock are beneficially owned by Mario Gabelli and entities controlled directly or indirectly by Mario Gabelli as follows: GAMCO Investors, Inc., 3,916,647 shares; Gabelli Funds, LLC, 3,450,345 shares; Gabelli—The 787 Fund, Inc., 7,500 shares; and Mr. Mario Gabelli, 15,862 shares. GAMCO Investors, Inc. does not have sole authority to vote 172,500 shares of the total 3,916,647 held. Several of these entities share voting and disposition powers with respect to the shares of Company Common Stock held by them..

(6)
Includes 1,532,418 shares of Company Common Stock held by the Rollins Pension Plan as to which Mr. Cynkus has voting power. Also includes a combined 7,626 shares of Company Common Stock held by the Rollins 401(k) Plan.

(7)
Includes 354,972 shares of Company Common Stock held as Custodian/Guardian for his minor children. Includes 583,419 shares held in his margin accounts. Also includes 69,396* shares of the Company Common Stock held by his wife all of which are held in a margin account. Also includes 5,061 shares of stock in the Company's employee stock purchase plan.

(8)
Includes 50,644 shares held in a margin account. Also includes 12,263 shares of the Company Common Stock held by Rollins 401(k) Plan.

(9)
Shares held in trusts as to which more than one officer and/or director are Co-Trustees have been included only once.

*
Mr. R. Randall Rollins and Mr. Gary W. Rollins disclaim any beneficial interest in these holdings.

Stock Ownership Requirements

        The Company has adopted stock ownership guidelines for the named executive officers identified in the previous table and for key executives designated by the Compensation Committee. The current guidelines as determined by the Compensation Committee include:

  1.
  Chairman of the Board of Directors and CEO—Ownership equal to 5 times base salary

  2.
  Orkin President—Ownership equal to 4 times base salary

  3.
  Other Rollins Officers—Ownership equal to 3 times base salary

  4.
  Division Presidents and Division Vice Presidents—Ownership equal to 2 times base salary

  5.
  Other covered executives—Ownership equal to 1 times base salary

        The covered executives have either a period of four years in which to satisfy the guidelines, from the date of adoption of the policy on November 1, 2006, or the date of appointment to a qualifying position, whichever is later. Shares counted toward this requirement will be based on shares beneficially owned by such executive (as beneficial ownership is defined by the SEC's rules and regulations) including shares owned outright by the executive, shares held in Rollins 401(k) retirement savings plan, stock held in the Rollins employee stock purchase and dividend reinvestment plan, shares obtained through stock option exercise and held, restricted stock awards whether or not vested and shares held in trust in the employee's name. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to the Executive Stock Ownership Guidelines and the executive is required to retain a minimum of 25% of any future equity awards.

 PROPOSAL 1:

ELECTION OF DIRECTORS

        At the Annual Meeting, Messrs. R. Randall Rollins and James B. Williams will be nominated to serve as Class I directors. The nominees for election at the 2011 Annual Meeting are all now directors of the Company. The directors in each class serve for a term of three years. The director nominees will serve in their respective class until their successors are elected and qualified. Mr. Glen W. Rollins' term as a director of the Company expires upon conclusion of his current three-year term following the Company's election of directors at the 2011 Annual Meeting. Six other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's by-laws, which provide for the election of directors for staggered terms, with each director serving a three-year term. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below as a director. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Governance Committee to fill such vacancy.

Director Qualifications

        As described in more detail below, we believe that each of our directors are well suited to serve on our Board for a variety of individual reasons and because collectively they bring a wealth of experience from diverse backgrounds that have combined to provide us with an excellent mix of experiences and viewpoints. Each has served on our Board and has considerable knowledge of and insights into our Company and our industry; each has served on the board of directors of one or more other public companies and brings with him or her experience from other industries; each has considerable financial expertise in our industry and other industries; and each has held senior executive positions in various industries. In addition, the vast majority of our directors have served as the chairman, chief executive officer and/or chief financial officer of one or more other publicly traded companies and several of our directors have served on the board of a financial institution or held a senior executive position with a financial institution. Additional qualifications of the members of our Audit Committee, all of whom qualify as audit committee financial experts, and the members of our Compensation Committee are noted elsewhere in this Proxy Statement under the headings, "Corporate Governance and Board of Directors' Committees and Meetings" and "Compensation Discussion and Analysis."

        The information below has the name and age of each of our directors and each of the nominees with his or her principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each and the percentage of outstanding shares that ownership represents, all as of the close of business on March 4, 2011 (according to information received by the Company), other board memberships and the period during which he has served us as a director.

Name	Principal Occupation(1)	Service as Director	Age	Shares of Common Stock(2)		Percent of Outstanding Shares
Names of Director Nominees
Class I (Current Term Expires 2011, New Term Will Expire 2014)
R. Randall Rollins(3)	Chairman of Rollins, Inc; Chairman of the Board of the Company; Chairman of the Board of RPC, Inc. (oil and gas field services); and Chairman of the Board of Marine Products Corporation (boat manufacturing)	1968 to date	79	76,757,596	(4)	52.0
James B. Williams	Chairman of the Executive Committee of SunTrust Banks, Inc. (bank holding company) from 1998 to April 2004; and Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc. from 1991 to 1998	1978 to date	77	101,250		*
Class I (Current Term Expires 2011)
Glen W. Rollins(3)	Former President and Chief Operating Officer of Orkin, LLC; Former Executive Vice President of Rollins, Inc.	2009 to date	44	1,007,787		0.7
Names of Directors Whose Terms Have Not Expired
Class II (Term Expires 2012)
Gary W. Rollins(3)	Chief Executive Officer, President and Chief Operating Officer of the Company	1981 to date	66	77,921,947	(5)	52.8
Henry B. Tippie	Presiding Director of the Company; Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services); Chairman of the Board of Dover Downs Gaming & Entertainment, Inc. (operator of multi-purpose gaming and entertainment complex) since January 2002; and Chairman of the Board of Dover Motorsports, Inc. (operator of motorsports tracks)	1960 to 1970; 1974 to date	84	1,742,001	(6)	1.2
Larry L. Prince	Chairman of the Executive Committee of the Board of Directors of Genuine Parts Company (automotive parts distributor); Chairman of the Board from 1990 through February 2005 and Chief Executive Officer from 1989 through August 2004 of the Genuine Parts Company; and SunTrust Banks, Inc. (bank holding company).	2009 to date	72	7,500		*

Name	Principal Occupation(1)	Service as Director	Age	Shares of Common Stock(2)	Percent of Outstanding Shares
Class III (Term Will Expire 2013)
Wilton Looney	Honorary Chairman of the Board of Genuine Parts Company (automotive parts distributor)	1975 to date	91	7,593	*
Bill J. Dismuke	Retired President of Edwards Baking Company (manufacturer of baked pies and pie pieces)	1984 to date	74	4,555	*
Thomas J. Lawley, M.D.	Dean of the Emory University School of Medicine since 1996	2006 to date	64	3,000	*

(1)
Except as noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: James B. Williams: The Coca-Cola Company; R. Randall Rollins: Dover Motorsports, Inc. and Dover Downs Gaming and Entertainment, Inc.; Gary W. Rollins, Genuine Parts Company. All persons named, with the exception of Thomas J. Lawley, M.D. and Mr. Glen W. Rollins, in the above table are directors of RPC, Inc. and Marine Products Corporation.

During the past five years, in addition to the companies listed above, some of the directors served on the board of directors of in the following publicly traded companies: Prior to 2005, R. Randall Rollins served as the director of SunTrust Banks, Inc. Prior to 2007, James B. Williams served as the director of Genuine Parts Company, and Georgia Pacific Corporation. Prior to 2009, Larry L. Prince served as a director of Crawford & Company and Equifax, Inc.

(2)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)
R. Randall Rollins and Gary W. Rollins are brothers. Gary W. Rollins is the father of Glen W. Rollins

(4)
See information contained in footnote (2) to the table appearing in the Stock Ownership of Certain Beneficial Owners and Management section.

(5)
See information contained in footnote (3) to the table appearing in Stock Ownership of Certain Beneficial Owners and Management section.

(6)
Includes 119,978** shares of Common Stock of the Company held by a trust of which he is a Co-Trustee and as to which he shares voting and investment power and 505 shares held in a wholly owned corporation. Also includes 1,518** shares held by his wife. Does not include shares of Common Stock of the Company owned by Rollins Holding Company, an interest in which is indirectly held by a trust of which Mr. Tippie is a Co-Trustee but not a beneficiary.

*
Less than 1% of outstanding shares.

**
Mr. Henry B. Tippie disclaims any beneficial interest in these holdings.

        The following information is furnished as of March 4, 2011, for each of our directors and each of the nominees:

Key Attributes, Experience and Skills of Directors

        R. Randall Rollins, 79, was elected a Director of Rollins, Inc. in 1968. Mr. Rollins has extensive knowledge of the Company's Business and Industry serving over 61 years at the Company. Mr. Rollins serves as Chairman of the Board of the Company. He has held the position of Chairman of the Board since October 1991. He is also Chairman of the Board for Marine Products Corporation as well as RPC, Inc. Mr. Rollins has been a Director of Dover Motorsports, Inc. since 1996 and a Director of

Dover Downs Gaming & Entertainment, Inc. since 2002. Mr. Rollins served as a Director of SunTrust Banks of Georgia from 1995 to April 20, 2004.

        Gary W. Rollins, 66, was elected a Director of Rollins, Inc. in 1981. Mr. Rollins has extensive knowledge of the Company's Business and Industry serving over 45 years at the Company. He is the Chief Executive Officer of the Company. In addition, Mr. Rollins serves as the President and Chief Operating Officer of the Company. Since 2001, Mr. Rollins has been serving as a Director of Marine Products Corporation and as a Director of RPC, Inc. since 1984. Since 2005, Mr. Rollins has served on the Board of Director of Genuine Parts Company.

        Henry B. Tippie, 84, was elected a Director of Rollins, Inc. in 1974. He had previously been a director from 1960-1970. Mr. Tippie brings extensive financial and management experience to our Board of Directors serving as not only Controller but also Chief Financial Officer from 1953 until November 1970. Mr. Tippie has over 61 years of experience including being involved with publicly owned companies during the past 50 years in various positions including founder, CFO, CEO, President, Vice-Chairman and Chairman of the Board as the case might be. He is currently Chairman of the Board for Dover Downs Gaming & Entertainment, Inc. as well as Dover Motorsports, Inc. and additionally also a Director for Marine Products Corporation and RPC, Inc.

        Wilton Looney, 91, was elected a Director of Rollins, Inc. in 1975. Mr. Looney has extensive knowledge of the Company's Business serving as a Director for over 35 years. He is the Honorary Chairman of the Board of Genuine Parts Company. Mr. Looney has been a Director of RPC, Inc. since January 1984. He has been a Director of Marine Products Corporation, since 2001.

        James B. Williams, 77, was elected a Director of Rollins, Inc. in 1978. Mr. Williams brings extensive financial and management experience to our Board of Directors and has served over 30 years as a Director. He retired in March 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He is a Director of Marine Products Corporation, RPC, Inc. and The Coca-Cola Company. He also served as a director of Genuine Parts Company and Georgia Pacific Corporation during the past five years.

        Bill J. Dismuke, 74, was elected a Director of Rollins, Inc. in 1984. Mr. Dismuke brings extensive financial, management and manufacturing experience to our Board of Directors serving as Senior Vice President of Rollins, Inc. for five years from 1979 until 1984. He retired as President of Edwards Baking Company in 1995. Mr. Dismuke has been a Director of RPC, Inc. and Marine Products Corporation since January 2005.

        Thomas J. Lawley, MD, 64, was elected a Director of Rollins, Inc. in 2006. Dr. Lawley brings extensive medical and management experience in the healthcare industry to the Board of Directors. He has been Dean of Emory University School of Medicine since 1996 having served the previous year in the Dean's office as Interim Dean and Executive Associate Dean. He has served on many boards and committees; including the National Institutes of Health study sections and the National Institute of Allergy and Infectious Diseases Council. He currently serves as Chair of the Board of Directors of the Association of American Medical Colleges. Dr. Lawley is president of the Emory Medical Care Foundation, Emory's physician practice plan at Grady Hospital, and is on the board of the Emory Children's Center. He also services on the boards of directors of the Emory Clinic and Emory Healthcare

        Larry L. Prince, 72, was elected a Director of Rollins, Inc. in 2009. Mr. Prince brings extensive management experience to our Board of Directors. He serves as the Chairman of the Executive Committee of the Board of Directors of Genuine Parts Company. He also served as Chairman of the Board from 1990 through February 2005 and as Chief Executive Officer from 1989 through August 2004 of Genuine Parts Company. Mr. Prince is also a Director of SunTrust Banks, Inc., RPC, Inc. and

Marine Products Corporation. Mr. Prince previously served as a director of Crawford & Company, Equifax Inc. and John H. Harland Company.

        Glen W. Rollins, 44 was elected a Director of Rollins, Inc. in 2009. Mr. Rollins has extensive knowledge of the Company's business and industry serving over 19 years at the Company in various positions. Glen Rollins held the position of President and Chief Operating Officer of Orkin, LLC and Vice President of Rollins, Inc. until September 7, 2010. Glen Rollins is also a Founding Member of the Board of Directors of the Professional Pest Management Alliance, an arm of the National Pest Management Association and is a graduate of Princeton University.

Our Board of Directors recommends a vote FOR the nominees above.

 PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011. During fiscal 2010, Grant Thornton LLP served as the Company's independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the annual meeting and will have the opportunity to respond to appropriate questions and, if they desire, to make a statement.

        Although the Company is not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes that it is appropriate to do so. If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider the stockholder action in determining whether to retain Grant Thornton LLP as the Company's independent registered public accounting firm.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the 2011 fiscal year.

 PROPOSAL 3:

PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

        The stockholders will be asked to vote on the approval of an amendment ("Amendment") to the Company's Certificate of Incorporation whereby the authorized capital stock of the Company would be increased from 170,500,000 to 250,500,000 shares. Authorized shares of common stock would be increased from 170,000,000 to 250,000,000 and authorized shares of preferred stock would remain 500,000. There are currently no shares of preferred stock outstanding. The Amendment pertains only to the first paragraph of Article Fourth of the Certificate of Incorporation of the Company. As amended, such paragraph would be as follows:

        "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred fifty million five hundred thousand (250,500,000), consisting of two hundred fifty million (250,000,000) shares of Common Stock, par value one dollar ($1.00) per share (the "Common Stock"), and five hundred thousand (500,000) shares of Preferred Stock, no par value per share (the "Preferred Stock")."

        As of March 4, 2011, there were 147,602,674 shares of Common Stock outstanding and 22,397,326 shares of Common Stock available for issuance. The Company has 5,170,996 shares reserved for issuance under stock incentive plans.

        The Board of Directors has unanimously approved the Amendment and believes the Amendment is necessary in order to meet the Company's business needs and to take advantage of potential future corporate opportunities. At present, there are no plans to issue any authorized shares, other than those reserved under the Company's stock incentive plans. When the Company does issue authorized shares, unless required by New York Stock Exchange Rules and Regulations or Delaware law, the Company will not need stockholder approval. Under the Company's Restated Certificate of Incorporation, holders of capital stock are not entitled to preemptive rights.

        It is expected that members of the Board of Directors and executive officers, and their affiliates, who own of record approximately 57 percent of the voting securities of the Company, will vote "FOR" approval of the Amendment. Since the affirmative vote of a majority of the outstanding Common Stock is required in order to approve the Amendment, the vote "FOR" approval of the Amendment by the stockholders who are members of the Board of Directors or executive officers would assure such approval.

Our Board of Directors recommends a vote "FOR" approval of the Amendment.

PROPOSAL 4:

NONBINDING VOTE ON EXECUTIVE COMPENSATION

        As required under the newly enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), our Board of Directors is submitting a "Say on Pay" proposal for stockholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, our Board of Directors and the Compensation Committee value the opinion of our stockholders and will review the voting results and seek to determine the causes of any significant negative voting result to better understand issues and concerns not previously presented. Stockholders who want to communicate with the Board of Directors or management should refer to "Stockholder Communications with the Board of Directors" on page 20 of this proxy statement for additional information.

        Executive compensation is an important matter for our stockholders. The core of our executive compensation philosophy and practice continues to be to pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead us successfully in a competitive environment.

        Our named executive officers are identified on page 30, and the compensation of the named executive officers is described on pages 23 to 42, including the Compensation Discussion and Analysis ("CD&A") on pages 23 to 42. The CD&A section of this proxy statement provides additional details on our executive compensation, including our compensation philosophy and objectives and the fiscal 2010 compensation of the named executive officers.

        We are asking stockholders to vote on the following resolution:

        "RESOLVED, that Rollins, Inc.'s stockholders approve, on an advisory basis, the compensation of Rollins, Inc.'s named executive officers as disclosed in Rollins, Inc.'s proxy statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures)."

        As indicated above, the stockholder vote on this resolution will not be binding on us or the Board of Directors and will not be construed as overruling any decision by us or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Board, or to create or imply any additional fiduciary duties for us or the Board.

        The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Our Board of Directors unanimously recommends that you vote "FOR" the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

 PROPOSAL 5:

NONBINDING VOTE REGARDING THE FREQUENCY OF VOTING ON
EXECUTIVE COMPENSATION

        Under the Dodd-Frank Act, we are also required to seek a nonbinding advisory stockholder vote regarding the frequency of submission to stockholders of a "Say on Pay" advisory vote such as Proposal No. 4. The Dodd-Frank Act specifies that stockholders be given the opportunity to vote on our executive compensation programs either annually, every two years or every three years. Although this vote is advisory and nonbinding, our Board of Directors will review voting results and give serious consideration to the outcome of such voting.

        Our Board of Directors recognizes the importance of receiving regular input from our stockholders on important issues such as our compensation programs. Our Board also believes that a well-structured compensation program should include plans that drive creation of stockholder value over the long-term, and that it should receive advisory input from our stockholders. Accordingly, as indicated below, the Board recommends that you vote in favor of a three-year advisory vote on our compensation programs.

        Stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when voting in response to the resolution set forth below:

        "RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Rollins, Inc. is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures)."

        The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, as indicated above, the stockholder vote on the frequency of nonbinding stockholder votes to approve executive compensation will not be binding on us or the Board and will not be construed as overruling any decision by us or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Board, or to create or imply any additional fiduciary duties for us or the Board.

Our Board of Directors unanimously recommends that you vote FOR the option of "Once Ever Three Years" as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

 CORPORATE GOVERNANCE AND BOARD OF DIRECTORS'
COMMITTEES AND MEETINGS

Board Meetings and Compensation

        The Board of Directors met six times during the year ended December 31, 2010. No director attended fewer than 75 percent of the Board meetings held during such director's term of service and meetings of committees on which he served during 2010. In addition, the Company has from time to time formed a special committee for the purpose of evaluating and approving certain transactions in which other directors of the Company have an interest. During 2010, the Company had no such committee.

        The Board of Directors has an Audit Committee, Compensation Committee, Diversity Committee and a Nominating and Governance Committee.

        Below is a summary of our committee structure and membership information.

Board of Directors	Audit Committee	Compensation Committee	Diversity Committee	Executive Committee	Nominating & Governance Committee
R. Randall Rollins(1)				Member
Henry B. Tippie(2)	Chair	Chair	Chair		Chair
Wilton W. Looney(2)	Member	Member	Member		Member
James B. Williams(2)	Member	Member	Member		Member
Bill J. Dismuke(2)	Member
Gary W. Rollins(3)				Member
Thomas J. Lawley M.D.
Larry L. Prince
Glen W. Rollins

(1)
Chairman of the Board of Directors

(2)
Financial Expert

(3)
Chief Executive Officer, President and Chief Operating Officer

Audit Committee

        The Audit Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Wilton Looney, James B. Williams and Bill Dismuke. The Audit Committee held five meetings during the fiscal year ended December 31, 2010 including a meeting to review the Company's Form 10-K for the year ending December 31, 2009. The Board of Directors has determined that all of the members of the Audit Committee are independent as that term is defined by the rules of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). The Board of Directors has also determined that all of the Audit Committee members are "Audit Committee Financial Experts" as defined in the SEC rules. Additionally, the Board of Directors has determined that the simultaneous service by Mr. James B. Williams on the Audit Committees of three other publicly traded companies does not impair his ability to effectively serve on the Audit Committee of the Company. The Audit Committee meets with the Company's independent public accountants, Vice President of Internal Audit, Chief Executive Officer and Chief Financial Officer to review the scope and results of audits and recommendations made with respect to internal and external accounting controls and specific accounting and financial reporting issues. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors, as it deems necessary to carry out its duties. The Audit Committee charter is available on the Company's website at www.rollins.com, under the Governance section.

Compensation Committee

        The Compensation Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Wilton Looney and James B. Williams. It held two meetings during the fiscal year ended December 31, 2010. The function of the Compensation Committee is to set the base salary and cash based incentive compensation of all of the executive officers of the Company. The Compensation Committee also administers the Rollins, Inc. Employee Stock Incentive Plan. The Compensation Committee does not have a formal charter, and is not required to have one under the "controlled company" exemption under the NYSE rules, as described in the section titled "Director Independence and NYSE Requirements" below.

Diversity Committee

        The Diversity Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Wilton Looney and James B. Williams. It held one meeting during the fiscal year ended December 31, 2010. The function of the Diversity Committee is to monitor compliance with applicable non-discrimination laws.

Nominating and Governance Committee

        The Nominating and Governance Committee of the Board of Directors of the Company consists of Messrs. Henry B. Tippie (Chairman), Wilton Looney and James B. Williams, each of whom is independent, as discussed above. The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:

  •
  to recommend to our Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

  •
  upon request of our Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

  •
  to make recommendations to our Board of Directors regarding the agenda for our annual stockholders' meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

        The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2010. We are not required by law or by New York Stock Exchange rules to have a nominating committee since we are a controlled corporation as described below under the heading "Director Independence and NYSE Requirements." We established the Nominating and Corporate Governance Committee to promote responsible corporate governance practices and we currently intend to maintain the Committee going forward.

Director Nominations

        Under Delaware law, there are no statutory criteria or qualifications for directors. The Board has prescribed no criteria or qualifications at this time. The Nominating and Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Corporate Governance Committee has the discretion to factor into its decision-making. This discretion would extend to how the Committee might define diversity in a particular instance—whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. However, our Nominating and Corporate Governance Committee acts under the guidance of the corporate governance guidelines approved by the Board of Directors on January 27, 2004, as amended January 25, 2005, and posted on the Company's website at www.rollins.com under the Governance section. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company's corporate governance guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors. The Board delegates the screening process involved to the Nominating and Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. This determination takes into account all factors, which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age, and the extent to which the individual would fill a present need on the Board. The Company's by-laws provide that any stockholder entitled to vote for the election of directors may make nominations for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year's annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee's qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Company's by-laws. The Committee will consider nominations from stockholders who satisfy these requirements. The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board. The Company has not received a recommendation for a director nominee from a shareholder. All of the nominees for directors being voted upon at the Annual Meeting to be held on April 26, 2011 are directors standing for re-election.

Board Leadership

        Since July 2001, the Company has had separate persons serving as its Chairman of the Board and Chief Executive Officer. Randall R. Rollins is our Chairman and chairs our Board meetings. Gary W. Rollins is our Chief Executive Officer, President and Chief Operating Officer. We believe that it represents the appropriate structure for us at this time; the Chairman of the Board provides general oversight and strategic planning for the Company while the President focuses on optimizing operational efficiencies. Many authorities on corporate governance are of the view that a company's principal executive officer should not also be chairman of its board and that it is best to keep board leadership separate from operational management.

Risk Oversight by Board

        Our Board's oversight of risk has not been delegated to any Board Committee. "Risk" is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed from time to time by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face while insurable risks and litigation risks are handled primarily by the risk management department. Senior management provides the Board with a summary of insurance coverage annually and updates as deemed necessary. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department, which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management, which regularly provides various operational reports to, among others, the full Board or to the Executive Committee.

Director Independence and NYSE Requirements

        Controlled Company Exemption.    We have elected to be treated as a "controlled company" as defined by New York Stock Exchange Section 303A.00. This Section provides that a controlled company need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the New York Stock Exchange Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, this Section does not apply to us. Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee's purpose and responsibilities and the need for an annual performance evaluation by the committee. While we have a nominating and corporate governance committee and a compensation committee, we are not required to and do not comply with all of the provisions of Sections 303A.04 and 303A.05. We are a "controlled company" because a group that includes the Company's Chairman, R. Randall Rollins and his brother, Gary W. Rollins, who is a director and Chief Executive Officer of the Company and certain companies under their control, possesses in excess of fifty percent of our voting power. This means that they have the ability to determine the outcome of the election of directors at our annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of our voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring us at a premium.

        The Company's Audit Committee is composed of four "independent" directors as defined by the Company's Corporate Governance Guidelines, the New York Stock Exchange rules, the Securities Exchange Act of 1934, SEC regulations thereunder, and the Company's Audit Committee Charter. The members of the Compensation and Nominating and Corporate Governance Committees are also entirely composed of independent directors. The Board of Directors has also concluded that Thomas Lawley and Larry L. Prince are "independent directors" under the Company's Corporate Governance Guidelines and the New York Stock Exchange listing standards.

        Independence Guidelines.    Under New York Stock Exchange listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The New York Stock Exchange standards set forth a nonexclusive list of relationships, which are conclusively deemed material.

        The Company's Independence Guidelines (Appendix A to the Company's Corporate Governance Guidelines) are posted on the Company's website at www.rollins.com under the Governance section. These Independence Guidelines provide that to be independent, a director must not have any relationship that would be considered material under New York Stock Exchange Standards. In addition, the Company's Guidelines provide that, except in special circumstances as determined by a majority of the Board, the following relationships are not material:

  (i)
  If the director, or a member of the director's immediate family, has received less than one hundred and twenty thousand dollars (US $120,000) in direct compensation from the Company (other than director and committee fees and compensation for prior service which are not contingent in any way on continued services) during every 12 month period within the past three (3) years.

  (ii)
  If the director is a director or officer, or any member of the director's immediate family is a director or officer of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent (1%) of the total assets of the bank for any of the past three (3) years.

  (iii)
  If the director or any member of the director's immediate family is an employee of a charitable or educational organization, and donations by the Company do not exceed the greater of one million dollars (US $1,000,000) or two percent (2%) of the organization's consolidated gross revenues within the preceding three (3) years.

  (iv)
  If the director has a relationship with the Company of a type covered by item 404(a) and/or item 407 of the Securities and Exchange Commission's Regulation S-K (or any successor regulation), and that relationship need not, according to the terms of those items and any then-current proxy regulations, be disclosed in the Company's annual proxy statement (except for relationships described elsewhere in these guidelines in which case the other guidelines will govern).

  (v)
  If the director, or a member of the director's immediate family, has direct or beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) of any amount of any class of common stock of the Company.

        Audit Committee Charter.    Under the Company's Audit Committee Charter, in accordance with New York Stock Exchange listing requirements and the Exchange Act, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

        Nonmaterial Relationships.    After reviewing all of the relationships between the members of the Audit Committee, Messrs. Thomas J. Lawley, M.D. and Larry L. Prince, on the one hand, and the Company, on the other hand, the Board of Directors determined that none of them had any relationships not included within the categorical standards set forth in the Independence Guidelines and disclosed above except as follows:

  1.
  Mr. Tippie was employed by the Company from 1953 to 1970, and held several offices with the Company during that time, including as Executive Vice President—Finance, Secretary, Treasurer and Chief Financial Officer.

  2.
  Mr. Tippie is Chairman of the Board of Directors of Dover Motorsports, Inc. and Dover Downs Gaming and Entertainment, Inc. R. Randall Rollins is also a director of these companies.

  3.
  Mr. Tippie is the trustee of the O. Wayne Rollins Foundation and of the Rollins Children's Trust. O. Wayne Rollins is the father of Gary and Randall Rollins. The beneficiaries of the Rollins Children's Trust include the immediate family members of Gary and Randall Rollins.

  4.
  Mr. Dismuke was employed by the company from 1979 to 1984, and held several offices with the Company during that time, including Senior Vice President.

  5.
  Each of Messrs. Dismuke, Looney, Prince, Tippie and Williams also serve on the Boards of RPC, Inc. and Marine Products Corporation. Messrs. Gary and Randall Rollins are directors of RPC, Inc. and Marine Products Corporation, and have voting control over these companies. These companies are held by a control group of which Messrs. Randall and Gary Rollins are a part. Mr. Randall Rollins is an executive officer of Marine Products Corporation.

  6.
  Thomas J. Lawley, M.D. is the Dean of the Emory University School of Medicine. Various charitable contributions have been made by the O. Wayne Rollins Foundation to Emory University in the past, including charitable contributions made by the Foundation to the Emory University School of Medicine and to the Emory University School of Public Health. Gary Rollins is a director of Emory University.

  7.
  Mr. Larry L. Prince is a director of Genuine Parts Company. Mr. Gary W. Rollins is also a director of Genuine Parts Company.

        As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.

        In accordance with the NYSE corporate governance listing standards, Mr. Henry B. Tippie was elected as the Presiding Director. The Company's non-management directors meet at regularly scheduled executive sessions without management. Mr. Tippie presides during these executive sessions.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines to promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. A copy of our current Corporate Governance Guidelines may be found at our website (www.rollins.com) under the heading "Governance." As required by the rules of the New York Stock Exchange, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled executive sessions per year without management.

        At the Company's website (www.rollins.com), under the heading "Governance," you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter, our Code of Business Conduct and our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transaction Policy.

Code of Business Ethics

        The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a supplemental Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transaction Policy applicable to the directors and the principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions for the Company. Both codes are available on the Company's website at www.rollins.com.

Director Communications

        The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Presiding Director, any of the Board Committees or the non-management directors as a group. Such communications should be addressed as follows:

    Mr. Henry B. Tippie
    c/o Internal Audit Department
    Rollins, Inc.
    2170 Piedmont Road, N.E.
    Atlanta, Georgia 30324

        Instructions for communications with the directors are also posted on our website at www.rollins.com under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Presiding Director or the non-management directors will be forwarded directly to the appropriate addressee. These instructions are posted on our website (www.rollins.com) under the heading "Governance."

 COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        None of the directors named above who serve on the Company's Compensation Committee are currently employees of the Company. Mr. Tippie was employed by the Company from 1953 to 1970, and held several offices with the Company during that time, including as Executive Vice President—Finance, Secretary, Treasurer and Chief Financial Officer.

DIRECTOR COMPENSATION

        The following table sets forth compensation to our directors for services rendered as a director for the year ended December 31, 2010. Two of our directors, Messrs R. Randall Rollins and Gary W. Rollins are our employees. The compensation for Messrs. R. Randall Rollins and Gary W. Rollins are set forth in the Summary Compensation Table under Executive Compensation. Other than Messrs. Glen W. Rollins, Henry B. Tippie and Bill J. Dismuke, the directors listed below have never been employed by the Company or paid a salary or bonus by the Company, have never been granted any options or other stock based awards, and do not participate in any Company sponsored retirement plans. Mr. Glen W. Rollins was an Executive Officer of the Company prior to September 7, 2010, and, therefore, his compensation is set forth in the Summary Compensation Table under Executive Compensation through that period with subsequent periods as a non-employee director listed below. Mr. Henry B. Tippie has not been employed by the Company or paid a salary or bonus by the Company, has not been granted any options or other stock based awards, and has not participated in any Company sponsored retirement plans since his employment with the Company ceased in 1970. Mr. Bill J. Dismuke has not been employed by the Company or paid a salary or bonus by the Company, has not been granted any options or other stock based awards, and has not participated in any Company sponsored retirement plans since his employment with the Company ceased in 1984.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)

Henry B. Tippie	94,750	—	—	94,750

Wilton Looney	51,750	—	—	51,750

James B. Williams	51,750	—	—	51,750

Bill J. Dismuke	44,250	—	—	44,250

Thomas J. Lawley, M.D.	33,000	—	—	33,000

Larry L. Prince	33,000	—	—	33,000

Glen W. Rollins	7,500	—	—	7,500

        Directors that are our employees do not receive any additional compensation for services rendered as a director.

        Under the current compensation arrangements, effective January 1, 2011, non-management directors each receive an annual retainer fee of $26,000. In addition, the Chairman of the Audit Committee receives an annual retainer of $20,000, the Chairman of the Compensation Committee receives an annual retainer of $10,000 and the Chairman of each of the Corporate Governance/Nominating Committee and Diversity Committee receives an annual retainer of $6,000. A director that chairs more than one committee receives a retainer with respect to each Committee he chairs. All of the retainers are paid on a quarterly basis. Current per meeting fees for non-management directors are as follows:

  •
  For meetings of the Board of Directors and Compensation Committee, $2,000. For meetings of the Corporate Governance/Nominating Committee and Diversity Committee $1,500 and telephonic meetings of the Audit Committee, $2,500.

  •
  For in person meetings of the Audit Committee, $2,500. In addition, the Chairman of the Audit Committee receives an additional $2,000 for preparing to conduct each quarterly Board and Board committee meeting.

        All non-management directors are also entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

 REPORT OF THE AUDIT COMMITTEE

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management.

        In fulfilling its oversight responsibilities with respect to the year ended December 31, 2010, the Audit Committee:

  •
  Approved the terms of engagement of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ended December 31, 2010;

  •
  Reviewed with management the interim financial information included in the Forms 10-Q prior to their being filed with the SEC. In addition, the Committee reviewed all earnings releases with management and the Company's independent public accounting firm prior to their release;

  •
  Reviewed and discussed with the Company's management and the Company's independent registered public accounting firm, the audited consolidated financial statements of the Company as of December 31, 2010 and 2009 and for the three years ended December 31, 2010;

  •
  Reviewed and discussed with the Company's management and the independent registered public accounting firm, management's assessment that the Company maintained effective control over financial reporting as of December 31, 2010;

  •
  Discussed with the independent registered public accounting firm matters required to be discussed by the American Institute of Certified Public Accountants Statement on Auditing Standards ("SAS") No. 61, "Communications with Audit Committees," as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board; and

  •
  Received from the independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the Public Company Accounting Oversight Board

    regarding the firm's communications with the Committee concerning independence, and discussed with such firm its independence from the Company.

        Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2010 and 2009 and for the three years ended December 31, 2010 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

        In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company's independent registered public accounting firm with respect to such financial statements.

        Submitted by the Audit Committee of the Board of Directors.

                      Henry B. Tippie, Chairman
                      Wilton Looney
                      James B. Williams
                      Bill Dismuke

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

        During the fiscal year ended December 31, 2010, the members of our Compensation Committee held primary responsibility for determining executive compensation levels. The Committee is composed of three of our non-management directors who do not participate in the Company's compensation plans. The Committee determines the compensation and administers the performance-based cash compensation plan for our executive officers. In addition, the Committee also administers our Stock Incentive Plan for all the employees.

        The members of our Compensation Committee have extensive and varied experience with various public and private corporations as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels. Henry B. Tippie, the Chairman of the Compensation Committee, has served on the board of directors of twelve different publicly traded companies and has been involved in setting executive compensation levels at all of these companies. Messrs. Wilton Looney and James B. Williams have served on the board of directors of several different publicly traded companies and have similarly been involved in setting executive compensation levels at many of these companies.

        The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law. The Committee has not used the services of any compensation consultants in determining or recommending the amount of form of executive compensation.

        The Compensation Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee. In addition to the extensive experience and expertise of the Committee's members and their familiarity with the Company's performance and the performance of our executive officers, the Committee is able to draw on the experience of other directors and on various legal and accounting executives employed by the Company, and the

Committee has access to the wealth of readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels. The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand. The Committee solicits input from our Chief Executive Officer with respect to the performance of our executive officers and their compensation levels.

General Compensation Objectives and Guidelines

        The Company is engaged in a highly competitive industry. The success of the Company depends on our ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, we have endeavored to structure our executive compensation in a fashion that gives our Compensation Committee the flexibility to take into account our operating performance and the individual performance of the executive.

        The Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. The Company's compensation policy is designed to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve Company objectives, and (iii) align the interests of our executives with the long-term interests of the Company's stockholders.

        The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner.

        Pursuant to our compensation philosophy, the total annual compensation of our executive officers is primarily made up of one or more of three elements. The three elements are salary, annual performance-based incentive compensation and grants of stock based awards such as restricted stock. In addition, the Company provides retirement compensation plans, group welfare benefits and certain perquisites.

        We believe a competitive base salary is important to attract, retain and motivate top executives. We believe annual performance-based incentive compensation is valuable in recognizing and rewarding individual achievement. Finally, we believe equity-based compensation makes executives "think like owners" and, therefore, aligns their interests with those of our stockholders.

        Effective November 1, 2006, we adopted a formal Stock Ownership Guidelines for our executive officers and note that our executive officers are significant stockholders of the Company, as disclosed elsewhere in this Proxy Statement. The purpose of these Guidelines is to align the interests of executives with the interests of stockholders and further promote our longstanding commitment to sound corporate governance.

        The Committee is mindful of the stock ownership of our directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. As do many public companies, we have historically provided in our insider trading policies that directors and executive officers may not sell Company securities short and may not sell puts, calls or other derivative securities tied to our Common Stock.

        We expect that the salary and other compensation paid to our executive officers will qualify for income tax deductibility under the limits of Section 162(m) of the Internal Revenue Code. However, the Committee may authorize compensation, which may not, in a specific case, be fully deductible by the Company.

        The Company does not have a formal policy relative to the adjustment or recovery of incentives or awards in the event that the performance measures upon which incentives or awards were based are later restated or otherwise adjusted in a manner that would have reduced the size of an incentive or award. However, as all incentives and awards remain within the discretion of the Compensation Committee, the Committee retains the ability to take any such restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that the Chief Executive Officers and Chief Financial Officers must disgorge bonuses and other incentive-based compensation and profits on stock sales, if the non-compliance results from misconduct.

Salary

        The salary of each executive officer is determined by the Compensation Committee. In making its determinations, the Committee gives consideration to our operating performance for the prior fiscal year and the individual executive's performance. The Committee solicits input from our Chief Executive Officer with respect to the performance of our executive officers and their compensation levels. Effective January 1, 2011, the following adjustments were made to the base salaries of our executive officers: Gary W. Rollins $1,000,000 (no change from 2010); R. Randall Rollins $900,000 (no change from 2010); Harry J. Cynkus $500,000 ($30,000 increase from 2010); Thomas E. Luczynski $200,000 ($15,000 increase from 2010). Glen W. Rollins and Michael W. Knottek were no longer serving as executive officers of the Company at December 31, 2010.

Performance-Based Plan

        At the annual meeting of stockholders held on April 22, 2008, the stockholders approved the terms of the Company's Performance-Based Incentive Cash Compensation Plan for Executive Officers (the "Cash Incentive Plan"). Under the Cash Incentive Plan, executive officers have an opportunity to earn bonuses of up to 100 percent of their annual salaries, not to exceed a maximum amount of $2 million per individual per year, upon achievement of bonus performance goals which are pre-set every year by the Compensation Committee upon its approval of the performance bonus program for that year. For 2010, these performance goals were based on targeted revenue growth, targeted pre-tax profit growth, and increase in pre-tax profits over the previous year's pre-tax profit base.

        For the revenue performance goal, Messrs. R. Randall Rollins and Gary W. Rollins are eligible to earn bonuses of between five and 35 percent of their respective annual salary, Mr. Glen W. Rollins was eligible to earn a bonus of between 2.5 percent and 30 percent of his annual salary, and Messrs. Harry J. Cynkus and Michael W. Knottek are eligible to earn a bonus of between 1.25 percent and 15 percent of his respective annual salary. The minimum growth in revenue to earn a bonus under the Cash Incentive Plan for 2010 was a 2.39 percent increase over prior year revenue. Because the actual increase in revenues in 2010 over base year revenues was 5.78 percent, this resulted in bonuses of 35 percent of salary for Messrs. Randall and Gary Rollins and 15 percent of salary for Mr. Harry Cynkus. Messrs. Glen W. Rollins and Michael W. Knottek were no longer serving as executive officers of the Company at December 31, 2010 and therefore not eligible to receive bonuses under the Cash Incentive Plan in 2010.

        For the pre-tax profit to plan performance goal, Messrs. Randall Rollins and Gary Rollins were eligible to earn bonuses of between 20 and 40 percent of their respective annual base salary, Mr. Glen W. Rollins was eligible to earn a bonus of between 10 and 30 percent of his annual salary, and Messrs. Cynkus and Knottek were eligible to receive a bonus of between 10 and 20 percent of his respective annual salary. The minimum growth in pre-tax profit for 2010 was 3.9 percent of the corresponding amount for 2009. The Company's 2010 performance resulted in an actual increase in pre-tax profit over the 2009 base amount of 12.9 percent. This resulted in bonuses of 36.4 percent of salary for Messrs. Randall and Gary Rollins and 18.2 percent of salary for Mr. Harry Cynkus.

Messrs. Glen W. Rollins and Michael W. Knottek were no longer serving as executive officers of the Company at December 31, 2010 and therefore not eligible to receive bonuses under the Cash Incentive Plan in 2010.

        For the element of the Cash Incentive Plan tied to the increase in pre-tax profit over the prior year base amount, the executive officers were eligible to participate in the bonus pool at the rate specified below up to the maximum amount specified below:

	Rate of Participation in Increase in Pre-Tax Profits Exceeding 2009 Pre-Tax Profit Base	Maximum Amount of Participation as Percentage of Annual Salary

Gary W. Rollins	1.351%	25%

R. Randall Rollins	1.216%	25%

Glen W. Rollins	0.768%	20%

Harry J. Cynkus	0.254%	10%

Michael W. Knottek	—	10%

        The Company's 2009 pre-tax profit and base was $127,168,700. For this element of the Cash Incentive Plan, the Company's 2010 performance resulted in bonuses of 22.1 percent of salary for Messrs. Randall Rollins and Gary Rollins and 8.9 percent of salary for Mr. Harry Cynkus. Messrs. Glen W. Rollins and Michael W. Knottek were no longer serving as executive officers of the Company at December 31, 2010 and therefore not eligible to receive bonuses under the Cash Incentive Plan in 2010.

        Messrs. Harry Cynkus and Michael Knottek also participate in the Home Office Bonus Plan. Under this plan, the participants may receive a bonus of up to 10 percent of their respective annual salary for achievement and margin improvement of the participant's budgeted expense goal (which the Company does not consider a material part of the Company's compensation of its executive officers) and five percent of annual salary for achievement of qualitative and subjective internal customer service survey results. Mr. Harry Cynkus received five percent of his annual salary as a bonus for the budgeted expense component of the Home Office Bonus Plan and five percent of his annual salary for the internal customer service survey component of that bonus plan. Historically, the expense goal components of the bonus plan have been achieved and 75 percent of the internal customer service survey component of the bonus plan has been achieved. Mr. Michael W. Knottek was no longer serving as executive officer of the Company at December 31, 2010 and therefore not eligible to receive a bonus under the Home Office Bonus Plan in 2010.

        Mr. Thomas Luczynski participates in the Rollins, Inc. Home Office Bonus Plan. Under this plan, Messr Luczynski may receive a possible bonus of 35 percent of his annual salary. Mr. Mr. Luczynski received a bonus of 11.375 percent of his annual salary for achievement of his budgeted expense goal, 8.75 percent of his annual salary as a bonus for the Company achieving its profit improvement goals, 9.625 percent of his annual salary for the internal customer service survey component and 1.58 percent of a possible 5.25 percent of his annual salary for achievement in certain key operating initiatives.

        The amount of bonuses under each performance component of the Company's Cash Incentive Plan is determined based upon straight-line interpolation of the applicable formula for each such component without the use of discretion. In addition to any bonuses earned under the Cash Incentive Plan or Home Office Plan, the Compensation Committee has the authority to award discretionary bonuses.

Equity Based Awards

        Our Stock Incentive Plan allows for a wide variety of stock based awards such as stock options and restricted stock awards. We last issued stock options in fiscal year ended 2003 and have no immediate plans to issue additional stock options. Partially in response to changes relative to the manner in which stock options are accounted for under generally accepted accounting principles, we have modified the structure and composition of the long-term equity based component of our executive compensation. In recent years, we have awarded time-lapse restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.

        Awards under the Company's Stock Incentive Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past three years, we have granted time-lapse restricted stock to various employees, including our executive officers, in early January during our regularly scheduled meeting of the Compensation Committee during which the Committee reviews executive compensation. Consistent with this practice, we granted restricted stock awards to our executive officers in January 2009, 2010 and 2011 as follows:

Name	2009	2010	2011

Gary W. Rollins	75,000	75,000	50,000

R. Randall Rollins	67,500	67,500	45,000

Glen W. Rollins	52,500	60,000	—

Harry J. Cynkus	37,500	45,000	35,000

Thomas E. Luczynski	—	11,250	10,000

Michael W. Knottek	—	—	—

        The amount of the aggregate stock based awards to our executive officers in any given year is influenced by the Company's overall performance. The amount of each grant to our executive officers is influenced in part by the Committee's subjective assessment of each individual's respective contributions to achievement of the Company's long-term goals and objectives. In evaluating individual performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee's subjective assessment of each individual's relative contribution to that performance rather than specific aspects of each individual's performance over a short-term period. It is our expectation to continue yearly grants of restricted stock awards to selected executives although we reserve the right to modify or discontinue this or any of our other compensation practices at anytime.

        To date, all of our restricted stock awards have had the same features. The shares vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, retirement on or after age 65 or, with respect to restricted stock awards under the Company's 2008 Stock Incentive Plan, disability), the unvested shares will be forfeited. In the event of a "change in control" of the Company, the Compensation Committee has the discretion to accelerate vesting of the shares.

        Grants are made under our Stock Incentive Plan and the plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock based awards, the Committee considers the overall performance and the performance of individual employees.

Employment Agreements

        There are no agreements or understandings between the Company and any executive officer that guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer.

Retirement Plans

        The Company maintains a defined benefit plan (Rollins, Inc. Retirement Income Plan) for employees hired prior to January 1, 2002, a non-qualified retirement plan (Rollins, Inc. Deferred Compensation Plan) for our executives and highly compensated employees, and a 401(k) plan (Rollins 401(k) Plan) for the benefit of all of our eligible employees

        The Company froze the Rollins, Inc. Retirement Income Plan effective June 30, 2005. Due to the freeze of the Rollins, Inc. Retirement Income Plan, for certain of our older and more tenured employees who are participants in the Rollins, Inc. Retirement Income Plan, the Company makes additional company contributions ("Pension Restoration Contributions") into either the Rollins 401(k) Plan (for non-highly compensated employees) or into the Rollins, Inc. Deferred Compensated Plan (for highly compensated employees). This contribution will be made for five years. The first contribution was made in January 2007 for those participants who were employed for all of the 2006 plan year. Only employees with five full years of vested service on June 30, 2005 qualify for the Pension Restoration Contributions. Messrs. Randall Rollins, Gary Rollins, Harry Cynkus and Thomas Luczynski are expected to receive Pension Restoration Contributions of 3%, 3%, 3% and 3% of their annual salary (up to a maximum 2010 annual salary of $245,000), respectively, annually under the Rollins, Inc. Deferred Compensation Plan. The Rollins, Inc. Deferred Compensation Plan also provides other benefits as described below under "Nonqualified Deferred Compensation." Messrs. Glen W. Rollins and Michael W. Knottek were no longer serving as executive officers of the Company at December 31, 2010 and therefore not eligible to receive the final contribution.

Other Compensation

        Other compensation to our executive officers includes group welfare benefits including group medical, dental and vision coverage, and group life insurance. The Company provides certain perquisites to its executive officers, which are described below under "Executive Compensation." The Company requires that its Chairman and its President and CEO use Company or other private aircraft for air travel whenever practicable for security reasons.

        The following Compensation Committee Report shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

 COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed the above Compensation Discussion and Analysis with management.

        Based upon this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Henry B. Tippie, Chairman
Wilton Looney
James B. Williams

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

        Based on our review of the copies of such forms, we believe that during fiscal year ended December 31, 2010, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely satisfied, except three. On October 26, 2010, one late Form 4 was filed with respect to the September 30, 2010 forfeited restricted shares upon the termination of employment for Mr. Glen W. Rollins. On November 5, 2010, the second late Form 4 was filed with respect to the November 2, 2010 sale of shares of Rollins, Inc. common stock by Mr. Glen W. Rollins. On December 13, 2010, the third late Form 4 was filed with respect to the December 8, 2010 sale of shares of Rollins, Inc. common stock by Mr. Glen W. Rollins.

 EXECUTIVE COMPENSATION

        Shown below is information concerning the annual compensation for the fiscal years ended December 31, 2010, 2009, and 2008 of those persons who were at December 31, 2010:

  •
  our Principal Executive Officer and Principal Financial Officer; and

  •
  our three other most highly compensated executive officers whose total annual salary exceeded $100,000; and

  •
  two individuals for whom disclosure would have been provided but for fact the individual was not serving as an executive officer at December 31, 2010.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Cash Bonus ($)(2)	Stock awards ($)(3)	Non-equity incentive plan compensation ($)(4)	Change in pension value and non-qualified deferred compensation earnings ($)(5)	All other compensation ($)(6)	Total ($)

Gary W. Rollins	2010	1,000,000	—	919,000	935,111	293,651	169,651	3,317,413
Chief Executive Officer	2009	1,000,000	—	824,000	727,524	270,969	227,192	3,049,685
	2008	1,000,000	—	852,500	501,330	56,166	222,270	2,632,266

Harry J. Cynkus	2010	470,000	—	551,400	244,614	13,074	29,456	1,308,544
Chief Financial Officer	2009	450,000	35,000	412,000	209,457	13,661	28,155	1,148,273
	2008	450,000	—	338,400	144,623	989	28,467	962,479

R. Randall Rollins	2010	900,000	—	827,100	841,690	685	49,694	2,619,169
Chairman of the Board	2009	900,000	—	741,600	654,772	—	48,242	2,344,614
	2008	900,000	—	767,250	451,232	—	49,736	2,168,218

Glen W. Rollins(7)	2010	542,961	—	—	—	21,968	22,464	587,393
Former Executive Vice	2009	680,000	50,000	576,800	361,162	23,132	23,844	1,714,938
President	2008	680,000	—	507,600	233,180	—	24,516	1,445,296

Michael W. Knottek(8)	2010	172,230	—	—		27,250	19,823	219,304
Corporate Secretary	2009	415,000	35,000	—	193,166	22,105	28,764	694,035
	2008	415,000	—	338,400	133,384	4,914	29,056	920,754

Thomas E. Luczynski(9)	2010	185,000	—	137,850	57,735	28,532	12,225	421,342
Corporate Secretary

(1)
Salary in 2010, 2009, and 2008 includes $62,386, $50,732 and $86,929 respectively, which have been deferred by Harry J. Cynkus pursuant to the Deferred Compensation Plan. In addition, salary in 2010 for Thomas E. Luczynski includes $ 33,509 deferred to the Deferred Compensation Plan.

(2)
On January 26, 2010, at the regularly scheduled meeting of the Board of Directors of Rollins, Inc., the Compensation Committee awarded discretionary cash bonuses to the Company's Executive Vice President, Glen W. Rollins of $50,000 and to the Company's Vice President, Chief Financial Officer and Treasurer, Harry J. Cynkus and the Company's Senior Vice President and Secretary, Michael W. Knottek of $35,000 each.

(3)
These amounts represent the aggregate grant date fair value of restricted Common Stock awarded under our Stock Incentive Plan during the fiscal years 2010, 2009 and 2008 for current and prior year grants in accordance with FASB ASC Topic 718. Please refer to Note 12 to our consolidated financial statements contained in our Form 10-K for the period ending December 31, 2010 for a discussion of the assumptions used in these computations. When calculating the amounts shown in this table, we have disregarded all estimates of forfeitures. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

(4)
Bonuses under the performance-based incentive cash compensation plan are accrued in the fiscal year earned and paid in the following fiscal year.

(5)
Pension values decreased as followed: In 2009, R. Randall Rollins ($2,241), in 2008 R. Randall Rollins ($21,763) and Glen W. Rollins ($5,135).

(6)
All other compensation includes the following items for:

Mr. Gary W. Rollins:	$7,350 of Company contributions to the employee's account of the Rollins 401(k) plan; $113,114 of incremental costs to the Company for personal use of the Company's airplane (calculated based on the actual variable costs to the Company for such usage); $7,502 of tax reimbursement payments to offset taxes payable for airplane usage; $7,350 of Company contributions to the employee's account of the Rollins deferred compensation plan; auto allowance and related vehicle expenses; incremental costs to the Company for use of the Company's executive dining room; and use of Company storage space.
Mr. Harry J. Cynkus:
$7,627 of Company contributions to the employee's account of the Rollins 401(k) plan; $7,350 of Company contributions to the employee's account of the Rollins deferred compensation plan; auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company's executive dining room.
Mr. R. Randall Rollins:
$7,350 Company contributions to the employee's account of the Rollins 401(k) plan; $7,350 of Company contributions to the employee's account of the Rollins deferred compensation plan; Company provided auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company's executive dining room.
Mr. Glen W. Rollins:
$7,350 Company contributions to the employee's account of the Rollins 401(k) plan; $3,675 of Company contributions to the employee's account of the Rollins deferred compensation plan; auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company's executive dining room.

Mr. Michael W. Knottek:	$7,596 of Company contributions to the employee's account of the Rollins 401(k) plan; $7,350 of Company contributions to the employee's account of the Rollins deferred compensation plan; auto allowance and related vehicle expenses; and incremental cost to the Company for use of the Company's executive dining room.
Mr. Thomas E. Luczynski:	$5,912 of Company contributions to the employee's account of the Rollins 401(k) plan; $6,313 of Company contributions to the employee's account of the Rollins deferred compensation plan.
(7)
Mr. Glen W. Rollins employment with Company ended effective September 7, 2010.

(8)
Mr. Michael W. Knottek retired as Corporate Secretary effective April 30, 2010.

(9)
Mr. Thomas E. Luczynski was named Corporate Secretary effective April 30, 2010.

 GRANTS OF PLAN-BASED AWARDS IN 2010

        The shares of Common Stock disclosed in the table below represent grants of restricted Common Stock under our Stock Incentive Plan awarded in fiscal year 2010 to the executives named in our SUMMARY COMPENSATION TABLE. All grants of restricted Common Stock vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave the Company's employment for any reason prior to the vesting dates (other than due to death, retirement on or after age 65 or, with respect to restricted stock awards under the Company's 2008 Stock Incentive Plan, disability), the unvested shares will be forfeited. We have not issued any stock options in the past three fiscal years and have no immediate plans to issue additional stock options.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)
							Grant Date Fair Value of Stock and Option Awards(3)

Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)

Gary W. Rollins	01/26/10	(1)	1	661,200	1,000,000
	01/26/10					75,000	$919,000

Harry J. Cynkus	01/26/10	(2)	1	177,190	282,000
	01/26/10					45,000	$551,400

R. Randall Rollins	01/26/10	(1)	1	595,080	900,000
	01/26/10					67,500	$827,100

Thomas E. Luczynski	01/26/10	(1)	1	57,870	64,750	—	—
	01/26/10					11,250	$137,850

Glen W. Rollins	01/26/10	(1)	1	340,161	568,00
	01/26/10					60,000	$735,200

Michael W. Knottek	01/26/10	(2)	1	—	—
	01/26/10					—	—

(1)
These amounts represent possible payouts of awards granted under the Cash Incentive Plan in January 2010. The payment of actual awards was approved in January 2011. The amounts of the actual payments are included in the Summary Compensation Table. Mr. Glen W. Rollins was no longer serving as executive officer of the Company at December 31, 2010 and therefore no longer eligible to receive the possible payouts of awards granted under the Cash Incentive Plan from January 2010.

(2)
These amounts represent possible payouts of awards granted under the Cash Incentive Plan and the Home Office Cash Incentive Plan in January 2010. The payment of actual awards was approved in January 2011. The amounts of the actual payments are included in the Summary Compensation Table. Mr. Michael W. Knottek was no longer serving as executive officer of the Company at December 31, 2010 and therefore no longer eligible to receive the possible payouts of awards granted under the Cash Incentive Plan and the Home Office Cash Incentive Plan from January 2010.

(3)
These amounts represent aggregate grant date fair value for grants of restricted Common Stock awarded in fiscal year 2010 under our Stock Incentive Plan computed in accordance with ASC Topic 718. Please refer to Note 12 to our Financial Statements contained in our Form 10-K for the period ending December 31, 2010 for a discussion of assumptions used in this computation. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

        There are no agreements or understandings between the Company and any executive officer, which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer. All of the named executive officers participate in the Company's Cash Incentive Plan. Bonus awards under the Cash Incentive Plan provide participants an opportunity to earn an annual bonus in a maximum amount of 100% of base salary or $2 million per individual per year, whichever is less. Under the Cash Incentive Plan, whether a bonus is payable, and the amount of any bonus payable, is contingent upon achievement of certain performance goals, which are set in the annual program adopted under the plan. Performance goals are measured according to one or more of the following three targeted financial measures: revenue growth, achievement of preset pretax profit targets, and pretax profit improvement over the prior year. For 2010, these performance goals were measured by obtaining specific levels of the following: revenue growth, pre-tax profit plan achievement, and pre-tax profit improvement over the prior year. The Compensation Committee set a maximum award for fiscal year 2010 of 100% of the executive's base salaries for Messrs. R. Randall Rollins and Gary W. Rollins, and a maximum award of 80% of base salary for Mr. Glen Rollins. Messrs. Harry J. Cynkus and Michael W. Knottek have a maximum award of 60% of their base salaries for fiscal year 2010. In addition, Messrs. Harry J. Cynkus and Michael W. Knottek participate in the Home Office Plan. Under this Plan, the participants may receive a bonus of up to 10% of the participant's annual salary for achievement of the participant's expense plan and an additional 5% of annual salary for achievement of internal customer service survey results. Unless sooner amended or terminated by the Compensation Committee, the Cash Incentive Plan will be in place until April 22, 2013. The named executive officers while employed are eligible to receive options and restricted stock under the Company's stock incentive plan, in such amounts and with such terms and conditions as determined by the Compensation Committee at the time of grant. All of the executive officers are eligible to participate in the Company's Deferred Compensation Plan. The executive officers participate in the Company's regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage and other group benefit plans. The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 85% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The Company may make discretionary credits to participant accounts.

        Mr. Thomas Luczynski participates in the Rollins, Inc. Home Office Bonus Plan. Under this plan, Mr. Luczynski may receive a possible bonus of 35 percent of his annual salary. Mr. Luczynski received a bonus of 11.375 percent of his annual salary for achievement of his budgeted expense goal, 8.75 percent of his annual salary as a bonus for the Company achieving its profit improvement goals, 9.625 percent of his annual salary for the internal customer service survey component and 1.58 percent of a possible 5.25 percent of his annual salary for achievement in certain key operating initiatives.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The table below sets forth details concerning outstanding option awards made in prior years to the executives named in our Summary Compensation Table, including the expiration date, the option exercise price, and the number of shares of Common Stock underlying the grants both exercisable and unexercisable. As we have not issued any stock options since 2003, the grant dates for all of these options are from fiscal year ended 2003 and earlier. The table below also sets forth the total number of restricted shares of Common Stock that were granted in 2010 and in prior years to the executives named in our Summary Compensation Table but which have not yet vested, together with the market value of these unvested shares based on the $19.75 the closing price of our Common Stock on December 31, 2010.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Gary W. Rollins	—	—	—	—	266,250	5,258,437

Harry J. Cynkus	—	—	—	—	134,400	2,654,400

R. Randall Rollins	—	—	—	—	229,500	4,532,625

Thomas E. Luczynski	—	—	—	—	22,950	453,262

Glen W. Rollins(3)	—	—	—	—	—	—

Michael W. Knottek(3)	—	—	—	—	—	—

(1)
Unless otherwise noted, all options have ten-year terms with vesting as follows: one-fifth become exercisable beginning one year after date of grant and an additional one-fifth becomes exercisable over the succeeding four years.

(2)
Restricted shares for the named executive officers vest 20% annually beginning on the second anniversary of the grant date, as follows:

(3)
Messrs. Glen W. Rollins and Michael W. Knottek were no longer serving as executive officers of the Company at December 31, 2010.

Name	Number of shares Granted	Grant Date	Date fully vested

Gary W. Rollins	56,250	1/24/2006	1/24/2012
	56,250	1/23/2007	1/23/2013
	75,000	4/22/2008	4/22/2014
	75,000	1/27/2009	1/27/2015
	75,000	1/26/2010	1/26/2016

Harry J. Cynkus	27,000	1/25/2005	1/25/2011
	22,500	1/24/2006	1/24/2012
	22,500	1/23/2007	1/23/2013
	30,000	1/22/2008	1/22/2014
	37,500	1/27/2009	1/27/2015
	45,000	1/26/2010	1/26/2016

R. Randall Rollins	33,750	1/24/2006	1/24/2012
	45,000	1/23/2007	1/23/2013
	67,500	4/22/2008	4/22/2014
	67,500	1/27/2009	1/27/2015
	67,500	1/26/2010	1/26/2016

Thomas E. Luczynski	13,500	1/25/2005	1/25/2011
	11,250	1/22/2008	1/22/2014
	11,250	1/26/2010	1/26/2016

 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth:

  •
  the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2010.

  •
  the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;

  •
  the number of shares of restricted Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2010.

  •
  the aggregate dollar amount realized on the vesting date for such restricted stock computed by multiplying the number of shares which vested by the market value of the shares on the vesting date.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Gary W. Rollins	—	—	54,375	775,187

Harry J. Cynkus	—	—	20,400	253,264

R. Randall Rollins	—	—	36,000	449,080

Glen W. Rollins	329,060	3,205,432	27,900	362,634

Thomas E. Luczynski	—	—	4,950	61,512

Michael W. Knottek	—	—	72,300	1,005,814

 PENSION BENEFITS

        The Company's Retirement Income Plan, a trustee defined benefit pension plan, provides monthly benefits upon retirement at or after age 65 to eligible employees. In the second quarter of 2005, the Company's Board of Directors approved a resolution to cease all future retirement benefit accruals under the Retirement Income Plan effective June 30, 2005. Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding June 30, 2005. The estimated annual benefit payable at the later of retirement or age 65 is $183,960 for Mr. Gary W. Rollins, $11,280 for Mr. Harry J. Cynkus, $82,056 for Mr. R. Randall Rollins, $29,844 for Glen W. Rollins, $28,512 for Mr. Thomas E. Luczynski, and $12,432 for Michael W. Knottek. The Plan also provides reduced early retirement benefits under certain conditions.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)

Gary W. Rollins	Pension Plan	35	$2,017,438	—

Harry J. Cynkus	Pension Plan	6	$102,464	—

R. Randall Rollins	Pension Plan	21	$547,639	$82,056

Glen W. Rollins	Pension Plan	16	$114,927	—

Thomas E. Luczynski	Pension Plan	19	$187,727	—

Michael W. Knottek	Pension Plan	7	$176,469	$9,327

(1)
The actuarial present value of the executive's accumulated benefit under the Retirement Income Plan is computed as of the measurement date used for financial statement reporting purposes and the valuation method and material assumptions applied are set forth in Note 12 to our Financial Statements contained in our Form 10-K for the period ending December 31, 2010. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

 NONQUALIFIED DEFERRED COMPENSATION

        On June 13, 2005, the Company approved the Rollins, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code). The Deferred Compensation Plan provides that employees eligible to participate in the Deferred Compensation Plan include those who are both members of a group of management or highly compensated employees selected by the committee administering the Deferred Compensation Plan. All of the named executive officers are eligible

Name	Executive contributions in last FY ($)(2)	Registrant contributions in last FY ($) (1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)

Gary W. Rollins	—	7,350	3,594	—	34,873

Harry J. Cynkus	62,386	7,350	48,267	—	416,103

R. Randall Rollins	—	7,350	3,594	—	34,873

Glen W. Rollins	—	3,675	1,857	—	17,025

Thomas E. Luczynski	33,509	6,313	23,038	—	162,908

Michael W. Knottek	—	7,350	3,594	—	34,873

(1)
Reflects the amounts for each of the named executive officers, which are reported as compensation to such named executive officer in the Other Compensation column of the Summary Compensation Table on page 30.

(2)
Included in the Salary column of the Summary Compensation Table on page 30.

        The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 85% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The annual bonus deferral percentage was amended to allow participants the ability to defer up to 85%, beginning with bonuses earned in 2007 and paid in 2008. The Company may make discretionary contributions to participant accounts. The Company currently plans to credit accounts of participants of long service to the Company with certain discretionary amounts ("Pension Plan Benefit Restoration Contributions") in lieu of benefits that previously accrued under the Company's Retirement Income Plan. The Company ceased all future benefit accruals under the Rollins, Inc. Retirement Income Plan effective June 30, 2005. The Company intends to make Pension Plan Benefit Restoration Contributions under the Deferred Compensation Plan for five years. The first contribution was made in January 2007 for those participants who were employed for all of the 2006 plan year. The Company will be making the last contribution associated with this Plan during the first quarter of 2011. Only employees with five full years of vested service on June 30, 2005 qualify for Pension Plan Benefit Restoration Contributions. Randall Rollins, Gary Rollins, Harry Cynkus and Thomas Luczynski are expected to receive Pension Plan Benefit Restoration Contributions of 3%, 3%, 3% and 3% of their annual salary (up to a maximum annual salary of $245,000), respectively. Messrs. Glen W. Rollins and Michael W. Knottek were no longer serving as executive officers of the Company at December 31, 2010 and therefore not eligible to receive the final contribution.

        Under the Deferred Compensation Plan, salary and bonus deferrals and Pension Plan Benefit Restoration Contributions are fully vested. Any discretionary contributions are subject to vesting in accordance with the matching contribution vesting schedule set forth in the Rollins 401(k) Plan in which a participant participates.

        Accounts will be credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain "Measurement Funds." Account values are calculated as if the funds from deferrals and Company credits had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant's selection. Deferred Compensation Plan benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company's other unsecured and unsubordinated indebtedness. The Company has established a "rabbi trust," which it uses to voluntarily set aside amounts to indirectly fund any obligations under the Deferred Compensation Plan. To the extent that the Company's obligations under the Deferred Compensation Plan exceed assets available under the trust, the Company would be required to seek additional funding sources to fund its liability under the Deferred Compensation Plan.

        Generally, the Deferred Compensation Plan provides for distributions of any deferred amounts upon the earliest to occur of a participant's death, disability, retirement or other termination of employment (a "Termination Event"). However, for any deferrals of salary and bonus (but not Company contributions), participants would be entitled to designate a distribution date which is prior to a Termination Event. Generally, the Deferred Compensation Plan allows a participant to elect to receive distributions under the Deferred Compensation Plan in installments or lump-sum payments.

401(k) PLAN

        Effective October 1, 1983, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code ("401(k) Plan"). The forms of benefit payment under the 401(k) Plan are dependent upon the vested account balance. If the vested assets are greater than $1,000 up to and including $5,000, a participant may roll their money into another qualified plan or it will be rolled into a Prudential Individual Retirement Account. If the participant has more than $5,000 in vested assets, they can leave their funds in the Plan, take a full or partial lump sum distribution, take systematic distributions or roll their vested assets into another qualified plan. If the account balance is equal to or less than $1,000, the participant may roll their vested balance into another qualified plan or take a lump sum distribution. Under the 401(k) Plan, the full amount of a participant's vested benefit is payable upon his termination of employment, retirement, total and permanent disability, death or age 70 1/2. While employed, a participant may withdraw a certain amount of his pre-tax and rollover contributions upon specified instances of financial hardship, and may withdraw all or any portion of his pre-tax and rollover account after attaining the age of 59 1/2. A participant may withdraw all or any portion of his after-tax account at any time and for any reason. Amounts contributed by the Company to the accounts of Named Executives under this plan are included in the "All Other Compensation" column of the Summary Compensation Table above.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following table describes the potential payments and benefits under the Company's compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating executive officer would be in the discretion of the Compensation Committee. The executive officers are not entitled to additional benefits at death or disability per the terms of the defined benefit plan. The amounts payable at retirement are disclosed in the "Pension Benefits" section on page 38. The executive officers can choose to receive the amounts accumulated in the Deferred Compensation Plan either as a lump sum or in installments at retirement, death or disability. These amounts have been disclosed under the "Nonqualified Deferred Compensation" section on pages 39-40. The table below shows the incremental restricted shares that would become vested as of December 31, 2010, at the closing market price of $19.75 per share for our Common Stock, as of that date, in the case of retirement, death or disability.

		Stock Awards

Name		Number of shares underlying unvested stock (#)	Unrealized value of unvested stock

Gary W. Rollins	Retirement	90,942	$1,796,104
	Death or disability	102,552	$2,025,403

Harry J. Cynkus	Death or disability	52,033	$1,027,658

R. Randall Rollins	Retirement	40,500	$799,875
	Death or disability	84,562	$1,670,109

Thomas E. Luczynski	Death or disability	8,756	$172,935

Glen W. Rollins	Death or disability	—	—

Michael W. Knottek	Retirement	—	—
	Death or disability	—	—

        Accrued Pay and Regular Retirement Benefits.    The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

  •
  Accrued salary and vacation pay

  •
  Distributions of plan balances under the 401(k) plan, as described at "401(k) Plan" above.

  •
  Nonqualified Deferred Compensation

  •
  The value of option continuation upon termination, as described below. When an employee terminates prior to retirement, his or her stock options are terminated immediately, except that the options may be exercised for a period after termination (not to exceed the original option termination date) as follows:

  •
  Permanent Disability—one year after termination

  •
  Death—six months after the date of death

    •
    Normal or Early Retirement—one day less than three months after retirement

  •
  The termination of employment for any reason shall not accelerate the vesting of options.

        Incremental Pension Benefit.    The amounts shown in the table represent the present value of payments under the Retirement Plan if termination occurred on December 31, 2010.

        Change in Control or Severance.    The Company does not have any change in control or severance arrangements for its executives.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        A group that includes the Company's Chief Executive Officer Gary W. Rollins and his brother Chairman of the Board R. Randall Rollins and certain companies under their control possesses in excess of fifty percent of the Company's voting power. Please refer to the discussion above under the heading, "Corporate Governance and Board of Directors' Committees and Meetings, Director Independence and NYSE Requirements, Controlled Company Exemption." The group discussed above also controls in excess of fifty percent of the voting power of RPC, Inc. and Marine Products, Inc. All of the Company's directors, with the exception of Thomas J. Lawley, M.D., are also directors of RPC, Inc. and Marine Products Corporation.

        Our Code of Business Ethics and Related Party Transactions Policy for Executive Officers and Directors provides that related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed, approved and/or ratified by our Nominating and Corporate Governance Committee. As set forth in our Code, our Nominating and Corporate Governance Committee has the responsibility to ensure that it only approve or ratify related party transactions that are in compliance with applicable law, consistent with the Company's corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Committee has the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. A copy of the Code is available at our website (www.rollins.com) under the heading "Corporate Governance." All related party transactions for fiscal year ended December 31, 2010 were reviewed, approved and/or ratified by the Nominating and Corporate Governance Committee in accordance with the Code.

        The Company provides certain administrative services and rents office space to RPC, Inc. ("RPC") (a company of which Mr. R. Randall Rollins is also Chairman and which is otherwise affiliated with the Company). The service agreements between RPC and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months notice. The services covered by these agreements include office space, administration of certain employee benefit programs, and other administrative services. Charges to RPC (or to corporations which are subsidiaries of RPC) for such services and rent totaled less than $0.1 million for the years ended December 31, 2010 and 2009 and less than $0.2 million for the year ended December 31, 2008.

        The Company rents office, hanger and storage space to LOR, Inc. ("LOR") (a company controlled by R. Randall Rollins and Gary W. Rollins). Charges to LOR (or corporations which are subsidiaries of LOR) for rent totaled $0.9 million for the year ended December 31, 2010 and $0.8 million for the years ended December 31, 2009 and 2008.

        All transactions were approved by the Company's Nominating and Governance Committee of the Board of Directors.

 INDEPENDENT PUBLIC ACCOUNTANTS

Principal Auditor

        Grant Thornton has served as the Company's independent registered public accountants for the fiscal years ended December 31, 2009 and 2010.

        The Audit Committee has appointed Grant Thornton as Rollins, Inc.'s independent public accountants for the fiscal year ending December 31, 2011. Grant Thornton has served as the Company's independent auditors for many years and is considered by management to be well qualified. Representatives of Grant Thornton are expected to be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

	2010	2009
Audit Fees(1)	$1,095,403	$1,014,000
Audit-Related Fees	—	—
Tax Fees(2)	—	371,000
All Other Fees	29,403	—

Total	$1,124,806	$1,385,000

(1)
Audit fees represent fees for professional services provided in connection with the audit of our internal control over financial reporting, audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Consists of tax return preparation or review fees.

Pre-approval of Services

        All of the services described above were pre-approved by the Company's Audit Committee. The Audit Committee has determined that the payments made to its independent public accountants for these services are compatible with maintaining such auditors' independence. All of the hours expended on the principal accountant's engagement to audit the financial statements of the Company for the years 2010 and 2009 were attributable to work performed by full-time, permanent employees of the principal accountant. The Committee has no pre-approval policies or procedures other than as set forth below.

        The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent public accountants, including resolution of disagreements between management and the independent public accountants regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to its Chairman with the stipulation that his decision is to be presented to the full Committee at its next scheduled meeting.

 STOCKHOLDER PROPOSALS

        Appropriate proposals of stockholders intended to be presented at the Company's 2012 Annual Meeting of the Stockholders must be received by the Company by November 17, 2011 in order to be included, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in the proxy statement and form of proxy relating to that meeting. In accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the Company's 2012 Annual Meeting as to which the proponent fails to notify the Company on or before January 31, 2012. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 24, 2012, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

        With respect to stockholder nomination of directors, the Company's by-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins, Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and be received not less than ninety nor more than 130 days prior to the anniversary of the prior year's annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee's qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Company's bylaws. Notices of nominations must be received by the Secretary of the Company no later than January 27, 2012 and no earlier than December 18, 2011, with respect to directors to be elected at the 2012 Annual Meeting of Stockholders.

EXPENSES OF SOLICITIATION

        The Company will bear the solicitation cost of proxies. Upon request, the Company will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial stockholders of record. Solicitation of proxies will be made primarily by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson Shareholder Communications, Inc. to conduct a broker search and to send proxies by mail for an estimated fee of approximately $6,000 plus shipping expenses.

ANNUAL REPORT

        Our Annual Report as of and for the year ended December 31, 2010 is being provided to you with this proxy statement. The Annual Report includes our Form 10-K (without exhibits). The Annual Report is not considered proxy soliciting material.

FORM 10-K

        On written request of any record or beneficial stockholder, we will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2010, which includes the consolidated financial statements. Requests should be made in writing and addressed to: Harry J. Cynkus, Senior Vice President, Chief Financial Officer and Treasurer, Rollins, Inc., 2170 Piedmont Road, NE Atlanta, Georgia 30324. We will charge reasonable out-of-pocket expenses for the reproduction of exhibits to Form 10-K should a stockholder request copies of such exhibits.

 OTHER MATTERS

        Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Since matters not known at this time may come before the meeting, the enclosed proxy gives discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors
Thomas E. Luczynski Secretary

Atlanta, Georgia
March 16, 2011

Proxy Solicited on behalf of the Board of Directors of Rollins, Inc. ANNUAL MEETING OF STOCKHOLDERS OF ROLLINS, INC. April 26, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26197 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of the Class I nominees to the Board of Directors to serve for a term of three years: O R. Randall Rollins O James B. Williams 2. To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm of the Company for the 2011 fiscal year. 3. The amendment to the Certificate of Incorporation to increase the number of authorized shares of capital stock to 250,500,000 shares. 4. To vote for the approval on a nonbinding resolution regarding executive compensation. 5. To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two, or three years 6. IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 4, AND "FOR" A ONCE EVERY THREE YEAR ADVISORY VOTE ON EXECUTIVE COMPENSATION ON PROPOSAL 5. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE CLASS I NOMINEES TO THE BOARD OF DIRECTORS, "FOR" PROPOSALS 2 THROUGH 4 AND FOR "THREE YEARS" ON PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20230303040000000000 0 042611 FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2 years 3 years ABSTAIN 1 year

0 14475 ROLLINS, INC. Proxy Solicited on behalf of the Board of Directors of Rollins, Inc. for the Annual Meeting of Stockholders Tuesday, April 26, 2011, 12:30 P.M. The undersigned hereby appoints Gary W. Rollins and R. Randall Rollins, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Rollins, Inc., to be held on April 26, 2011, at 12:30 p.m., at 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and at any adjournments or postponements thereof. (Continued and to be signed on the reverse side.)

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of the Class I nominees to the Board of Directors to serve for a term of three years: O R. Randall Rollins O James B. Williams 2. To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm of the Company for the 2011 fiscal year. 3. The amendment to the Certificate of Incorporation to increase the number of authorized shares of capital stock to 250,500,000 shares. 4. To vote for the approval on a nonbinding resolution regarding executive compensation. 5. To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two, or three years 6. IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 4, AND "FOR" A ONCE EVERY THREE YEAR ADVISORY VOTE ON EXECUTIVE COMPENSATION ON PROPOSAL 5. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF ROLLINS, INC. April 26, 2011 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE CLASS I NOMINEES TO THE BOARD OF DIRECTORS, "FOR" PROPOSALS 2 THROUGH 4 AND FOR "THREE YEARS" ON PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20230303040000000000 0 042611 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26197 FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2 years 3 years ABSTAIN 1 year

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ROLLINS, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS 2170 Piedmont Road, N.E., Atlanta, Georgia 30324
PROXY STATEMENT
SOLICITATION OF AND POWER TO REVOKE PROXY
CAPITAL STOCK
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3: PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK
PROPOSAL 4: NONBINDING VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 5: NONBINDING VOTE REGARDING THE FREQUENCY OF VOTING ON EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS' COMMITTEES AND MEETINGS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN 2010
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
401(k) PLAN
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
EXPENSES OF SOLICITIATION
ANNUAL REPORT
FORM 10-K
OTHER MATTERS